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                                    EXHIBIT 5


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                                LAWRENCE E. JAFFE
                                 ATTORNEY AT LAW
                               777 TERRACE AVENUE
                           HASBROUCK HEIGHTS, NJ 07604
                                  (201)288-8282
                                FAX (201)288-8208

                                                                October 31, 1996

Techdyne, Inc.
2230  W. 76th Street
Hialeah, Florida  33016

                  Re:    Registration Statement-Form S-3
                         1,200,000 Shares of Common Stock

Gentlemen:

     I have acted as counsel for Techdyne, Inc., a Florida Corporation (the "Company") in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the "Registration Statement") relating to the updating of the Company's registration statement on Form SB-2, Registration No. 33-94998-A ("Form SB-2 Registration") declared effective by the Securities and Exchange Commission ("Commission") on September 13, 1995, relating to the offer and sale of 1,000,000 shares of common stock, $.01 par value (the "Common Stock") issuable under the Company's Redeemable Common Stock Purchase Warrants (the "Warrants"). The Warrants are exercisable into Common Stock through September 12, 1998 at an exercise price of $5.00 per share. The Form SB-2 Registration also included the Underwriter's Purchase Warrant which is exercisable through September 12, 2000 into 100,000 shares of Common Stock at an exercise price of $6.60 per share and into Warrants exercisable at $.25 per Warrant, such Warrants exercisable at $8.25 per share of Common Stock. I have examined the Restated Certificate of Incorporation and By-laws and such other corporate records of the Company and its subsidiary and such other documents as I have deemed necessary, including the Registration Statement.

     On the basis of the foregoing, I am of the opinion that the Common Stock issuable upon the exercise of the Warrants and upon exercise of the Underwriter's Purchase Warrant have been duly and validly authorized, and when issued, delivered and paid for in a manner set forth in the Registration Statement, will be fully paid and non-assessable and conform to the description as contained in the Registration Statement.

     I hereby consent to the reference to myself under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement, and to the filing of the opinion as Exhibit 5 to the Registration Statement.


                                        Very truly yours,

                                        /s/ LAWRENCE E. JAFFE

                                        LAWRENCE E. JAFFE

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